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                                                                   Exhibit 10(e)


                                SECOND AMENDMENT
                                       TO
                                A. SCHULMAN, INC.
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
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1.       PURPOSE OF AMENDMENT
         --------------------

         The A. Schulman, Inc. 1992 Non-Employee Directors' Stock Option Plan (the "Plan") provides that each Eligible Director (this term and all other capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Plan) shall receive an annual grant of an Option to purchase 875 Shares (700 shares adjusted for the April 15, 1994, 5 for 4 stock dividend). The purpose of this Amendment is to increase the number of Shares subject to such annual Option grants to One Thousand (1,000) Shares.

2.       AMENDMENT
         ---------

         Pursuant to the power reserved by the Board in Section 10.2 of the Plan, Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

         "5.1 NONDISCRETIONARY ANNUAL GRANTS. Each Eligible Director shall receive an annual grant of an Option to purchase 1,000 Shares on each Grant Date subsequent to his or her election as a director of the Company."

3.       EFFECTIVE DATE
         --------------

         The effective date of this Amendment is December 3, 1997, the date of its adoption by the Board.